SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-55564	81-1004273
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1999 S. Bascom Ave. Suite 700. Campbell, CA 95008

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

 (Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Designation of Series C Convertible Preferred Stock

On August 19, 2019, KULR Technology Group, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series C Convertible Preferred Stock (the “Certificate of Designation”), which became effective upon filing. The Certificate of Designation established and designated the Series C Convertible Preferred Stock (“Series C Preferred Stock”) and the rights, preferences, privileges, and limitations thereof.

Pursuant to the Certificate of Designation, the Company designated 400 shares as Series C Preferred Stock out of the authorized and unissued preferred stock of the Company, par value $0.0001 per share. Series C Preferred Stock is senior in liquidation preference to the Company’s common stock, par value $0.0001 per share (“Common Stock”). Holders of shares of Series C Preferred Stock have the right to vote on any matter with holders of Common Stock and other securities entitled to vote, if any, voting together as a single class. Each holder of shares of Series C Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series C Preferred Stock held by such holder could be converted. Holders of shares of Series C Preferred Stock are entitled to receive dividends at an annual rate of twelve percent (12%) beginning one year after each share’s issuance.

Each share of Series C Preferred Stock, if converted within 180 days of such share’s initial issuance, is convertible into a number of fully paid and non-assessable shares of Common Stock equal to the product determined by dividing (i) the stated value of the number of shares of Series C Preferred Stock being converted, and any accrued dividends thereon, and (ii) $1.00 per share. Each share of Series C Preferred Stock, if converted on or after the 181st day of its initial issuance, is convertible into a number of fully paid and non-assessable shares of Common Stock equal to the product determined by dividing (i) the stated value of the number of shares of Series C Preferred Stock being converted, and any accrued dividends thereon, and (ii) 75% of the average five-day trading price prior to conversion but in no case less than $0.90 per share. All outstanding shares of Series C Preferred Stock may be automatically converted upon the occurrence of certain qualified offerings or an approved listing of Common Stock on a national stock exchange.

The Company may redeem all or part of each Series C Preferred Stock for the stated value of $10,000 per share.

The foregoing description of the Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 4.1 to this Current Report and is incorporated by reference herein.

Sale of Series C Convertible Preferred Stock and Warrants

On August 19, 2019, the Company sold to certain investors fourteen shares of Series C Preferred Stock, having an aggregate stated value of $140,000, and warrants to purchase thirty-five thousand shares of common stock, par value $0.0001 per share, for aggregate gross proceeds to the Company equal to $126,000. Each warrant has an exercise price of $1.50 per share of common stock and expires two years after the date of the warrant’s issuance.

The offer and sale of the securities were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Current Report on Form 8-K does not constitute an offer to sell or solicitation of an offer to buy any securities of the Company, and it shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. The information contained in this Current Report on Form 8-K is being disclosed pursuant to and in accordance with Rule 135 under the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Certificate of Designation of Series C Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: August 23, 2019	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer